Exhibit 99.2

Hydrofarm Holdings Group Announces Launch of

Proposed Public Offering of Common Stock

FAIRLESS HILLS, PA —April 26, 2021--Hydrofarm Holdings Group, Inc. (“Hydrofarm” or the “Company”) (Nasdaq: HYFM), a leading independent distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture, today announced that it will commence an underwritten public offering of 4.0 million shares of its common stock. All shares of common stock are being offered by Hydrofarm. In connection with the offering, Hydrofarm intends to grant the underwriters a 30-day option to purchase up to approximately 600,000 additional shares of its common stock. The proposed offering is subject to market and other conditions, and there can be no assurances as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

Hydrofarm expects to use the net proceeds from the proposed offering for acquisitions, working capital and other general corporate purposes. Additionally, Hydrofarm may use a portion of the net proceeds to acquire or invest in businesses, products, services, or technologies.

J.P. Morgan and Stifel are acting as lead book-running managers for the offering. Deutsche Bank Securities, Truist Securities and William Blair are acting as book-running managers for the offering.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. The proposed offering will be made only by means of a prospectus. Copies of the preliminary prospectus, when available, may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at prospectus-eq_fi@jpmorgan.com or by telephone at (866) 803-9204; or Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104 or by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com.

These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hydrofarm

Hydrofarm is a leading independent distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture, including grow lights, climate control solutions, growing media and nutrients, as well as a broad portfolio of innovative and proprietary branded products. For over 40 years, Hydrofarm has helped growers make growing easier and more productive. The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management and include, but are not limited to, statements regarding the terms of the proposed public offering, Hydrofarm’s expectations with respect to granting the underwriters a 30-day option to purchase additional shares and the completion, timing and size of the proposed public offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Hydrofarm believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Hydrofarm’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering, and the risks and uncertainties described under the heading “Risk Factors” in documents Hydrofarm files from time to time with the SEC, including Hydrofarm’s Annual Report on Form 10-K filed with the SEC on March 30, 2021, the preliminary prospectus for this offering included as part of the registration statement on Form S-1 related to the proposed offering filed with the SEC on April 26, 2021, and its future periodic reports to be filed with the SEC. These forward-looking statements speak only as of the date of this press release, and Hydrofarm undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Investor Contact

Fitzhugh Taylor / ICR

ir@hydrofarm.com

Media Contact

The LAKPR Group

Hannah Arnold, 202-559-9171, harnold@lakpr.com

Lynn Trono, 323-672-8226, ltrono@lakpr.com

-or-

Hydrofarm

Lisa Gallagher, 513-505-2334, lgallagher@hydrofarm.com